Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Pledge Agreement”), dated as of May 9, 2012, is by and among The Hallwood Group Incorporated, a Delaware corporation (the “Debtor”), and Hallwood Family (BVI), L.P., a British Virgin Islands limited partnership (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, Secured Party has loaned (the “Loan”) to Debtor certain sums evidenced by that certain Promissory Note dated May 9, 2012 in the original principal amount of $10,000,000 (as it may be amended, modified, supplemented or restated from time to time, the “Note”; capitalized terms use, buy not defined herein shall have the meanings ascribed to such terms in the Note).

WHEREAS, it is a condition to the making the Loan by Secured Party to Debtor that Debtor shall have made the pledge of all of Debtor’s equity interests issued by Brookwood Companies Incorporated (“Brookwood”) (as described in Schedule 1 attached hereto) (the “Pledged Interests”), as contemplated by this Pledge Agreement;

NOW, THEREFORE, in consideration of the premises and in connection with Secured Party’s Loan to Debtor, Debtor hereby agrees with Secured Party as follows:

Section 1. Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Pledge Agreement which are defined in the Note or in Article 8 or Article 9 of the Uniform Commercial Code (the “Code”) in effect from time to time in the State of Texas and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

Section 2. Pledge. The Debtor hereby assigns, transfers to, and pledges to Secured Party, and grants to Secured Party a security interest in, the following (the “Pledged Collateral”):

(a) all of Pledged Interests, whether or not evidenced or represented by any stock certificate, certificated security, or other instrument, issued by Brookwood, the certificates representing Pledged Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property, and other property (including but not limited to, any stock or equity dividend and any distribution in connection with a stock or equity split) from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of Pledged Interests;

(b) all additional shares of stock, partnership interests, membership interests, or other equity interests of Brookwood from time to time acquired by Debtor, the certificates representing such additional shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such additional shares, interests, or equity; and

(c) the certificates representing the shares referred to in clause (i) above (if any); and

(d) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).

Section 3. Security for Obligations. This Pledge Agreement secures, and Pledged Collateral is security for, the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all obligations of the Debtor to Secured Party under and in connection with the Note (all such obligations being, for purposes of this Pledge Agreement, the “Secured Obligations”).

Section 4. Delivery of Pledged Collateral.

(a)(i) All certificates currently representing Pledged Equity shall be delivered to Secured Party (or its custodian, nominee or other designee) on or prior to the execution and delivery of this Pledge Agreement. All other certificates and instruments constituting Pledged Collateral from time to time required to be pledged to Secured Party pursuant to the terms hereof (the “Additional Collateral”) shall be delivered (to the extent required to be delivered pursuant to the immediately preceding sentence) to Secured Party (or its custodian, nominee or other designee) promptly upon receipt thereof by or on behalf of Debtor. All such certificates and instruments shall be held by or on behalf of Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment or undated stock or equity powers executed in blank, all in form and substance reasonably satisfactory to Secured Party. If any Pledged Collateral consists of uncertificated securities, then Debtor shall cause each issuer of such securities to agree that it will comply with instructions originated by Secured Party with respect to such securities without further consent by Debtor.

(ii) Within thirty (30) business days of the receipt by Debtor of any Additional Collateral, a Pledge Amendment, duly executed by Debtor, in substantially the form of Annex I hereto (a “Pledge Amendment”), shall be delivered to Secured Party in respect of the Additional Collateral to be pledged pursuant to this Pledge Agreement and the Note. The Pledge Amendment shall from and after delivery thereof constitute part of Schedule I hereto. Debtor hereby authorizes Secured Party to attach each Pledge Amendment to this Pledge Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder constitute Pledged Collateral and Debtor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

(b) If Debtor shall receive, by virtue of such Debtor’s being or having been an owner of any Pledged Collateral, any (i) stock, partnership interest, or equity certificate (including, without limitation, any certificate representing a stock, partnership interest, or equity dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, interests, stock or equity split, spin-off or split-off) or other instrument, evidencing any Pledged Collateral, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 8 hereof) or in securities or other property with respect to any Pledged Collateral or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus, or paid-in surplus with respect to any Pledged Collateral, Debtor shall receive such stock, partnership interest, or equity certificate, instrument, option, right, payment or distribution in trust for the benefit of Secured Party, shall segregate it from Debtor’s other property and shall deliver it forthwith to Secured Party, (to the extent required to be delivered in accordance with the first sentence of Section 4(a)(i) hereof), in the exact form received, with any necessary endorsement and/or appropriate stock, transfer, or equity powers duly executed in blank, to be held by Secured Party (or its custodian, nominee or other designee) as Pledged Collateral and as further collateral security for the Secured Obligations.

Section 5. Debtor’s Representations and Warranties. Debtor represents and warrants to Secured Party:

(a) Title to and transfer of Collateral. It has rights in or the power to transfer Pledged Collateral and its title to Pledged Collateral is free of all liens, security interests and restrictions on transfer or pledge except as created by this Pledge Agreement or as set forth in the organizational documents of Brookwood, all as in effect on the date hereof, or as affected by applicable federal and state securities laws.

(b) Location, State of Incorporation/Residence and Name of Debtor.

(i) Debtor’s chief executive office (if Debtor has more than one place of business), place of business (if Debtor has one place of business), or principal residence (if Debtor is an individual), is located in the State and address set forth in Section 15;

(ii) if Debtor is an entity, then its state of incorporation or organization is Delaware;

(iii) Debtor’s exact legal name is as set forth in the first paragraph of this Pledge Agreement.

Section 6. Debtor’s Covenants. Until the Secured Obligations are paid in full, Debtor agrees that it will:

(a) preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(b) not change the State of its organization;

(c) not change its registered name without providing Secured Party with 30 days prior written notice; and

(d) not change the state of its Place of Business or, if Debtor is an individual, change his state of residence without providing Secured Party with 30 days prior written notice.

Section 7. Further Assurances, Etc. The Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and requested by Secured Party in order to perfect and protect the lien and security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

Section 8. Voting Rights; Dividends; Etc. As long as no Event of Default shall have occurred under the Note, followed by the required Opportunity to Cure Non-Monetary Default and election by Secured Party to recover Pledged Collateral in satisfaction of the Secured Obligations (the “Pledge Election”):

(a) The Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

(b) The Debtor shall be entitled to receive and retain any and all dividends paid in respect of Pledged Collateral, other than any and all

(i) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(ii) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

all of which shall be forthwith delivered to Secured Party as Pledged Collateral and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

(c) The Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (a) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (b) above.

Section 9. Transfers and Other Liens; Additional Shares. The Debtor agrees that, except pursuant to the Pledge and Security Agreement dated as of March 30, 2012 among Debtor, Branch Banking and Trust Company and Brookwood; it will not (a) sell or otherwise dispose of, or grant any option or warrant with respect to, any of Pledged Collateral, or (b) create or permit to exist any lien upon or with respect to any of Pledged Collateral, except for the lien and the security interest created pursuant to this Pledge Agreement.

Section 10. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if Pledged Collateral is accorded treatment substantially equal to that which such party(ies) in possession accords its/their own property.

Section 11. Additional Provisions Concerning Pledged Collateral.

(a) To the maximum extent permitted by applicable law, Debtor (i) authorizes Secured Party during the continuance of an Event of Default to execute any such agreements, instruments, or other documents in Debtor’s name and to file such agreements, instruments, or other documents in Debtor’s name in any appropriate filing office, (ii) authorizes Secured Party to file any financing statements required hereunder or under the Note, and any continuation statements or amendments with respect thereto, in any appropriate filing office without the signature of Debtor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of Debtor prior to the date hereof. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Debtor hereby irrevocably appoints, during the continuance of an Event of Default, Secured Party as Debtor’s attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument which Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, (i) to receive, endorse and collect all instruments made payable to Debtor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same, (ii) to effectuate the transfer of any of Pledged Collateral on the books of the issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee, or assignee, and (iii) to carry out the terms and provisions of this Pledge Agreement. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full.

(c) If Debtor fails to perform any agreement or obligation contained herein, then Secured Party itself may, during the continuance of an Event of Default, perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor pursuant to the Note and shall be secured by Pledged Collateral.

(d) The powers conferred on Secured Party hereunder are solely to protect its interest in Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, Secured Party shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral and shall be relieved of all responsibility for Pledged Collateral upon surrendering it or tendering surrender of it to Debtor. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e) The Secured Party may in its discretion at any time after the occurrence and during the continuation of an Event of Default, (i) without notice to Debtor, transfer or register in the name of Secured Party or any of its nominees any or all of Pledged Collateral, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

Section 12. Remedies upon Default. If any Event of Default, followed by the required Opportunity to Cure Non-Monetary Default and Pledge Election, shall have occurred and be continuing:

(a) The Secured Party may exercise in respect of Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of Texas; and without limiting the generality of the foregoing and without notice except as specified below, sell Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as Secured Party may deem commercially reasonable. Debtor agrees that, except as shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale of Pledged Collateral owned by

Debtor or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) In the event that Secured Party determines to exercise its right to sell all or any part of Pledged Collateral pursuant to Section 12(a) hereof, Debtor will, at Debtor’s expense and upon request by Secured Party, do or cause to be done all such other acts and things as may be reasonably necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law.

(c) Secured Party may determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. Debtor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that Secured Party may, in such event, bid for the purchase of such securities.

(d) Any cash held by Secured Party as Pledged Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of Pledged Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Party pursuant to Section 13 hereof) in whole or in part by Secured Party against, all or any part of the Secured Obligations in such order as Secured Party shall elect consistent with the provisions of the Note. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all of the Secured Obligations shall be paid over to Debtor or to such Person as may be lawfully entitled to receive such surplus.

(e) Notwithstanding anything to the contrary contained herein, Debtor shall not be liable for any deficiency in the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which Secured Party is legally entitled.

Section 13. Indemnity and Expenses.

(a) Debtor agrees to indemnify and hold harmless Secured Party from any claim, obligation or liability (including without limitation reasonable attorneys’ fees and expenses of counsel) arising out of this Pledge Agreement or the transactions contemplated hereby, including any claim, obligation or liability arising before, after or in connection with an insolvency proceeding other than losses directly resulting from Secured Party’s gross negligence or willful misconduct.

(b) Debtor agrees to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of Secured Party’s counsel, which Secured Party may incur in connection with (i) the preparation, negotiation, and execution of this Pledge Agreement, (ii) any Pledged Collateral audits, or (iii) the amendment, administration, exercise, defense, or enforcement of any of the rights of Secured Party hereunder.

(c) To the extent not paid by Debtor pursuant to Section 13(b), Debtor agrees to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of Secured Party’s counsel, which Secured Party may incur to enforce this Agreement as a result of Debtor’s nonperformance of its duties and obligations hereunder.

Section 14. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 15. Addresses for Notices. All notices and other communications provided for hereunder shall be furnished in accordance with the terms of the Note.

Section 16. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in Pledged Collateral and shall (i) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, and (ii) be binding upon Debtor, its successors and assigns. Upon the payment in full of the Secured Obligations, Debtor shall be entitled to the return of such of Pledged Collateral as shall not have been previously returned, sold or otherwise applied pursuant to the terms hereof.

Section 17. Governing Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

Section 18. Waiver of Jury Trial. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS PLEDGE

AGREEMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER AND/OR PLEDGOR AND PLEDGEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PLEDGEE TO MAKE LOANS TO THE BORROWER AND ENTER INTO THE LOAN AGREEMENT. FURTHER, PLEDGOR, BORROWER, AND PLEDGEE HEREBY CERTIFY THAT NO REPRESENTATIVE, AGENT OR COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE, AGENT, OR COUNSEL OF PLEDGOR, BORROWER, OR PLEDGEE, HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

Section 19. Titles. The Section titles contained in this Pledge Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Pledge Agreement.

Section 20. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including via facsimile or e-mail, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

Section 21. Acknowledgement of Debtor. Debtor hereby agrees to promptly note on its books and records the security interests granted under this Pledge Agreement and waives any rights or requirement at any time hereafter to receive a copy of this Pledge Agreement in connection with the registration of any Pledged Collateral in the name of Secured Party or its nominee or the exercise of voting rights by Secured Party, and, after written notice from Secured Party that an Event of Default has occurred, agrees, that in acting upon the instructions of Secured Party, it will not require the further consent of, or seek further instruction from, Debtor at any time.

Section 22. Waiver of Transfer Restrictions. Debtor and Debtor hereby consent to the terms and conditions contained in this Pledge Agreement, to the transactions contemplated thereby, notwithstanding any limitations or restrictions on such transactions set forth in the governing documents of Brookwood or otherwise with respect to the transfer of Pledged Collateral. Without limiting the foregoing, Debtor agrees that any rights of first refusal, options to purchase, or other conditions or restrictions affecting the transfer of Pledged Collateral shall not be triggered by, or otherwise in any respect be applicable to, the execution and delivery of this Pledge Agreement or the exercise of Secured Party’s rights and remedies under this Pledge Agreement (as amended from time to time), and upon Secured Party’s exercise of its rights and remedies under this Pledge Agreement (as amended from time to time), Secured Party, a purchaser at a foreclosure sale of Pledged Collateral or such party’s designee shall be immediately and automatically admitted as an owner of Brookwood with all ownership rights accruing to it (including, without limitation, all rights to distributions and voting) without the need to obtain the consent of any owner or Brookwood or to provide or comply with a right first refusal, option to purchase, or other restrictions on transfer with the respect to Pledged Collateral in favor of any owner, Brookwood or any other Person, notwithstanding anything in the governing documents of Brookwood, any agreement to which Debtor is a party with respect to Pledged Collateral or otherwise to the contrary or in conflict thereof.

[Signature on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered on the date first above written.

PLEDGOR: THE HALLWOOD GROUP INCORPORATED

By:
Name:
Title:

PLEDGEE
HALLWOOD FAMILY (BVI), L.P.
By:	Hallwood G.P. (BVI) Limited, General Partner

By:
Name:
Title:

SCHEDULE 1

Pledged Interests

All of the outstanding common and preferred stock of Brookwood Companies Incorporated, a Delaware corporation.